UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2013

SUNESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Oyster Point Boulevard, Suite 400 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 7, 2013, we entered into a Termination and Registration Rights Agreement, or the New Agreement, to terminate that certain Investor Rights Agreement, dated as of April 3, 2009, as amended, or the Rights Agreement, by and among us and the accredited investors and members of management who purchased our securities in the private placement previously described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2009, or the Private Placement. By agreeing to terminate the Rights Agreement, these investors in the Private Placement will forfeit their existing board designation rights under such agreement. In consideration for their agreement to terminate the Rights Agreement, the New Agreement grants to the investors in the Private Placement certain new registration rights with respect to the securities purchased in the Private Placement.

The foregoing description of the New Agreement is not complete and is qualified in its entirety by reference to the full text of the New Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the termination of the Rights Agreement is hereby incorporated by reference into this Item 1.02.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2013, upon recommendation of the Nominating and Corporate Governance Committee of the Board of Directors and subject to amendment of the Rights Agreement, the Board of Directors appointed Steve Carchedi as a director, with a term effective at the next Board of Directors meeting. The Board of Directors appointed Mr. Carchedi to serve as a member of the Board of Directors as a Class I director for a term expiring at our 2015 annual meeting of stockholders, or until his earlier death, resignation or removal or his successor is duly elected and qualified.

Mr. Carchedi currently serves as the President, Commercial Operations for Mallinckrodt Specialty Pharmaceuticals, the Pharmaceuticals business of Covidien plc. Mr. Carchedi holds a Bachelor of Science in marketing from the West Chester University and a Masters in Business Administration in marketing from Drexel University.

There is no arrangement or understanding between Mr. Carchedi and any other person pursuant to which Mr. Carchedi was appointed as a director. Mr. Carchedi will be eligible to participate in all non-employee director compensation plans and arrangements available to non-employee directors. Accordingly, Mr. Carchedi was granted an option to purchase 30,000 shares of our common stock under our 2011 Equity Incentive Plan to be effective on the last trading day of the month.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders, or the Annual Meeting, was held on June 6, 2013. Proxies for the Annual Meeting were solicited by the Board of Directors pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board of Directors’ solicitation. There were 51,609,098 shares of common stock entitled to vote at the Annual Meeting. A total of 46,030,782 shares were represented at the Annual Meeting in person or by proxy. The final votes on the proposals presented at the meeting were as follows:

Proposal No. 1

James W. Young, Steven B. Ketchum and Homer L. Pearce were elected as Class II directors to hold office until the 2016 Annual Meeting of Stockholders by the following vote:

Nominee	For	Withheld	Broker Non-Votes
James W. Young	39,201,605	55,635	6,773,542
Steven B. Ketchum	39,200,619	56,621	6,773,542
Homer L. Pearce	39,000,704	256,536	6,773,542

In addition to the directors elected above, Matthew K. Fust, David C. Stump and Daniel N. Swisher, Jr. will continue to serve as Class III directors until the 2014 Annual Meeting of Stockholders and until their successors are elected and have qualified, or until their earlier death, resignation or removal. Edward Hurwitz, Helen S. Kim and Dayton Misfeldt will continue to serve as Class I directors until the 2015 Annual Meeting of Stockholders and until their successors are elected and have qualified, or until their earlier death, resignation or removal.

Proposal No. 2

The vote, on an advisory basis, of the compensation of our named executive officers as disclosed in the 2013 proxy statement, filed with the Securities and Exchange Commission on April 25, 2013, was approved by the following vote:

For	Against	Abstain
39,084,266	121,066	51,908

Proposal No. 3

The vote, on an advisory basis, of the frequency of holding an advisory vote on the compensation of our named executive officers, the frequency of every one year was approved by the following vote:

Three Years	Two Years	One Year	Abstain
3,848,452	15,087	35,722,012	35,689

Proposal No. 4

The selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013 was ratified by the following vote:

For	Against	Abstain
45,866,630	147,630	16,522

Item 8.01.	Other Events.

On June 11, 2013, we issued a press release announcing Mr. Carchedi’s appointment as a Class I director. A copy of our press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Termination and Registration Rights Agreement, dated as of June 7, 2013, by and among Sunesis Pharmaceuticals, Inc. and the investors identified on the signature pages thereto.

99.1	Press Release, dated June 11, 2013, entitled “Sunesis Pharmaceuticals Appoints Steve Carchedi to Board of Directors.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNESIS PHARMACEUTICALS, INC.

Dated: June 11, 2013	By:	/s/ Eric H. Bjerkholt
Eric H. Bjerkholt
Executive Vice President, Corporate Development and Finance,
Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Termination and Registration Rights Agreement, dated as of June 7, 2013, by and among Sunesis Pharmaceuticals, Inc. and the investors identified on the signature pages thereto.

99.1	Press Release, dated June 11, 2013, entitled “Sunesis Pharmaceuticals Appoints Steve Carchedi to Board of Directors.”